Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-88378) and Form S-8 (No. 333-47065 and 333-85834) of The Children’s Place Retail Stores, Inc. of our report dated January 6, 2005 relating to the combined financial statements of The Disney Stores North America Group, which appears in the Current Report on Form 8-K/A of The Children’s Place Retail Stores, Inc. dated February 8, 2005.

PricewaterhouseCoopers LLP
Los Angeles, CA
February 7, 2005